EXHIBIT 10.58

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THE NOTE NOR SUCH SHARES OF COMMON STOCK MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

INFINITY ENERGY RESOURCES, INC.

8% CONVERTIBLE PROMISSORY NOTE

$25,000

FOR VALUE RECEIVED, Infinity Energy Resources, Inc., a Delaware corporation (the “Company”), promises to pay to Jock Wright or registered assigns (the “Holder”), the sum of one hundred fifty thousand dollars ($25,000) in lawful money of the United States of America on or before the Maturity Date as defined herein, with all Interest thereon as defined and specified herein.

In connection with this Note, the Company will issue Holder a warrant (the “Warrant”) exercisable to purchase one thousand (1,000) shares of its common stock (the “Common Stock”) for every one thousand dollars ($1,000) principal amount of the Note at a price of $1.50 per share for a term of five years. The Warrant is attached as Exhibit A to this Note.

1. Interest and Fees. This Note shall bear interest (“Interest”) equal to eight percent (8%) per annum. Interest will be calculated on a three hundred sixty-five (365) day year. The Company shall pay the Interest on or before the Maturity Date, as defined below. In no event shall the rate of Interest payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

2. Payments. All payments under this Note shall be made by the Company hereunder, whether on account of principal or Interest, without set-off or counterclaim and shall first be credited against costs and expenses provided for in this Note, second to the payment of any penalties, third to the payment of accrued and unpaid Interest, if any, and the remainder shall be credited against principal. All payments due hereunder shall be payable in legal tender of the United States of America, and in same day funds delivered to Holder by cashier’s check, certified check, or bank wire transfer to the mailing address provided below, or at such other place as Holder shall designate in writing for such purpose from time to time made prior to noon, Kansas City, Kansas time, on the Maturity Date. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday (any other day being a “Business Day”), the due date of the payment shall be extended to the next succeeding Business Day, and Interest, if any, shall be payable thereon during such extension.

3. Maturity Date. This Note shall be due and payable in full, including all accrued Interest thereon, on January 06, 2015 (the “Maturity Date”), subject to Paragraph 4, “Pre-Payments.”

4. Pre-Payments. At any time prior to the Maturity Date, the Company shall have the right to prepay this Note, in whole or in part without penalty, on ten (10) days’ advance notice to Holder. On such prepayment date, the Company will pay in respect of this Note cash equal to the face amount plus accrued Interest on the Note (or portion thereof) being prepaid.

5. Conversion of Note

5.1 Conversion of Note/Conversion Price. This Note is convertible as to principal and any accrued Interest, at the option of Holder, into shares of the company’s Common Stock (the “Common Stock”) at any time after the issue Date and prior to the close of business on the Business Day preceding the Maturity Date at the rate of One Dollar Fifty Cents ($1.50) per share (the “Conversion Price”), subject to adjustment as hereinafter provided. The Company will provide written notice of its intent to prepay the Note in whole or in part prior to the Maturity Date. In such case, Holder will have five (5) Business Days following the date on which Holder receives such written notice to determine whether Holder will convert all or part of the Note into Common Stock. No fractional shares will be issued. In lieu thereof, the Company will pay cash for fractional share amounts equal to the fair market value of the Common Stock as quoted as the closing bid price of the Common Stock on the date of conversation. If the Company fails to pay the Note when due, whether on the Maturity Date or earlier acceleration thereof upon the occurrence of an Event of Default, without any action on the part of the Company or the Holder, the Conversion Price shall automatically be reduced to Fifty Cents ($0.50) per Share.

5.2 Adjustment to Conversion Price.

5.2.1 The Conversion Price shall be adjusted if the Company shall at any time (i) pay a stock dividend on the Common Stock; (ii) subdivide its outstanding Common Stock into a greater number of shares; (iii) combine its outstanding Common Stock into a smaller number of shares; (iv) issue by reclassification of its Common Stock any other special capital stock of the Company; or (v) distribute to all holders of Common Stock evidences of indebtedness or assets (excluding cash dividends) or rights or warrants to subscribe for Common Stock (other than those mentioned above). No adjustment of the Conversion Price will be required until cumulative adjustments amount to One Dollar ($1.00) per Note or more. Upon the occurrence of an event requiring adjustment of the Conversion Price, and thereafter, Holder, upon surrender of this Note for conversion, shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company that Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event.

5.3 Adjustment Based Upon Merger or Consolidation. In case of any consolidation or merger to which the Company is a party (other than a merger in which the Company is the surviving entity and which does not result in any reclassification of or change in the outstanding Common Stock of the Company), or in case of any sale or conveyance to another person, firm, or corporation of the property of the Company as an entirety or substantially as an entirety, Holder shall have the right to convert this Note into the kind and amount of securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by Holder of the number of shares of Common Stock into which such Note might have been converted immediately prior thereto.

5.4 Exercise of Conversion Privilege.

5.4.1 The Conversion Privilege provided for in this Note shall be exercisable by Holder by written notice to the Company or its successor and the surrender of this Note in exchange for the number of shares (or other securities and property, including cash, in the event of an adjustment of the Conversion Price) into which this Note is convertible based upon the Conversion Price.

5.4.2 Holder’s conversion right set forth in this Paragraph 5.4 may be exercised at any time and from time to time but prior to payment in full of the principal amount of the accrued interest on this Note. Conversion rights will expire at the close of business on the Business Day prior to the Maturity Date or redemption date of this Note.

5.4.3 Holder may exercise the right to convert all or any portion of the principal amount and accrued Interest on this Note by delivery of (i) this Note and (ii) a completed Conversion Notice in the form attached as Exhibit A on a Business Day to the Company’s principal executive offices. Such conversion shall be deemed to have been made immediately prior to the close of business on the Business Day of such delivery a conversion notice (the “Conversion Date”), and Holder shall be treated for all purposes as the record holder of the shares of Common Stock into which this Note is converted as of such date.

5.4.4 Upon conversion of the entire principal amount and accrued Interest of this Note and the delivery of shares of Common Stock upon conversion of this Note, except as otherwise provided in Paragraph 21, “Representations and Warranties to Survive Closing,” the Company shall be forever released from all of its obligations and liabilities under this Note.

5.5 Corporate Status of Common Stock to be Issued. All Common Stock (or other securities in the event of an adjustment of the Conversion Price) which may be issued upon the conversion of this Note shall, upon issuance, be fully paid and nonassessable.

5.6 Issuance of Certificates. Upon the conversion of this Note, the Company shall, within five (5) Business Days of such conversion, issue to Holder a certificate or certificates representing the number of shares of the Common Stock (or other securities in the event of an adjustment of the Conversion Price) to which the conversion relates.

6. Unsecured Indebtedness. This Note is unsecured.

7. Status of Holder of Note. This Note shall not entitle Holder to any voting rights or other rights as a shareholder of the Company or to any rights whatsoever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Note or the securities issuable upon the conversion hereof unless and until this Note shall be converted. Upon the conversion of this Note, Holder shall, to the extent permitted by law, be deemed to be the holder of record of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Company shall then be closed or that the certificates representing such shares of Common Stock shall not then be actually delivered.

8. Reserve of Shares of Common Stock. The Company shall reserve out of its authorized shares of Common Stock, and other securities in the event of an adjustment of the Conversion Price, a number of shares sufficient to enable it to comply with its obligation to issue shares of Common Stock, and other securities in the event of an adjustment of the Conversion Price, upon the conversion of this Note.

9. Transfer Restrictions; Exemption from Registration.

9.1 Holder is an Accredited Investor, as such term is defined Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Act”). Holder has conducted its own due diligence regarding this investment and the Company. Holder understands and can bear the risks associated with this investment, including the loss of its entire investment in the Note and the underlying Common Stock. Holder agrees that (i) this Note and the shares of Common Stock issuable in payment of Interest and upon conversion have not been registered under the Act and may not be sold or transferred without registration under the Act or unless an exemption from such registration is available; (ii) Holder has acquired this Note and will acquire the Common Stock for its own account for investment purposes only and not with a view toward resale or distribution; and (iii) if a registration statement that includes the Common Stock is not effective at the time Common Stock is issued to Holder upon conversion under this Note, and the Common Stock is not exempt from registration under Rule 144, then the Common Stock shall be inscribed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

9.2 If an opinion of counsel of Holder provides that registration is not required for the proposed conversion or transfer of this Note or the proposed transfer of the shares of Common Stock issuable upon conversion and that the proposed conversion or transfer in the absence of registration would require the Company to take any action including executing and filing forms or other documents with the Securities and Exchange Commission (the “SEC”) or any state securities agency, or delivering to Holder any form or document in order to establish the right of Holder to effectuate the proposed conversion or transfer, the Company agrees promptly, at its expense, to take any such action; and provided, further, that the Company will reimburse Holder in full for any expenses (including but not limited to the fees and disbursements of such counsel, but excluding brokers’ commissions) incurred by Holder or owner of shares of Common Stock on his, her or its behalf in connection with such conversion or transfer of the Note or transfer of the shares of Common Stock.

10. Rule 144.

If the Company has registered a class securities under Section 12 of the Exchange Act and has filed reports under Section 13 or 15(d) of the Exchange Act. At the request of Holder, when Holder proposes to sell securities in compliance with Rule 144 of the SEC, the Company will (i) forthwith furnish to Holder a written statement of compliance with the filing requirements of the SEC as set forth in Rule 144, as such rules may be amended from time to time and (ii) make available to the public and Holder such information and take such other action as is requested by Holder to enable Holder to make sales pursuant to Rule 144.

11. Representations and Warranties of the Company. The Company represents and warrants as follows:

11.1 The Company is duly existing and in good standing as a corporation in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of its business or ownership of property requires that it to be qualified, except where the failure to do so could not reasonably be expected to have a material adverse effect on the Company’s business.

11.2 The execution, delivery and performance by the Company of this Note and the Warrant has been duly authorized, and do not (i) conflict with any of the Company’s organizational documents; (ii) contravene, conflict with, constitute a default under or violate any material law applicable to the Company; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any governmental authority by which the Company or any of its Subsidiaries or any of their property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or governmental approval from any governmental authority (except such governmental approvals which have already been obtained and are in full force and effect); or (v) constitute an event of default under any material agreement by which the Company is bound.

11.3 There are no material actions or proceedings pending or threatened by or against the Company, except as set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2012, its report on Form 10-Q for the quarter ended September 30, 2013 and any Form 8-K filed with the Securities and Exchange Commission (the “SEC Reports”).

11.4 All financial statements of the Company contained in its SEC Reports fairly present in all material respects the Company’s financial position and the Company’s results of operations as of the dates thereof, and for the periods indicated therein, subject in the case of the unaudited financial statements to normal year-end audit adjustments.

11.5 The Company’s SEC Reports, as of their respective dates or, if amended, as of the date of the last such amendment, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

12. Covenants of the Company. The Company will use the proceeds it receives from this Note for general working capital and such other purposes as the Company may deem appropriate.

13. Default. The Company shall perform its obligations and covenants hereunder and in each and every other agreement between the Company and Holder pertaining to the Indebtedness evidenced hereby. The following provisions shall apply upon failure of the Company so to perform.

13.1 Event of Default. Any of the following events shall constitute an “Event of Default” hereunder:

13.1.1 Failure by the Company to pay principal of the Note when due and payable on the Maturity Date, provided that if the Note is not otherwise in default, the Company shall have a fifteen (15) day extension of the Maturity Date (the “Extension Period”) to pay the Note in full. If not paid within such Extension Period, such failure to pay will be an Event of Default and the date of the Event of Default under this Paragraph 13.1.1 shall be as of the Maturity Date;

13.1.2 Failure of the Company to pay Interest when due hereunder, which failure continues for a period of fifteen (15) days after the due date of the amount involved; or

13.1.3 Except for Events of Default set forth in Paragraphs 13.1.1 and 13.1.2, failure of the Company to perform any of the other covenants, conditions, provisions or agreements contained herein, which failure continues for a period of fifteen (15) days after notice of default has been given to the Company by Holder; provided, however, that if the nature of the Company’s obligation is such that more than fifteen (15) days are required for performance, then an Event of Default shall not occur if the Company commences performance within such fifteen (15) day period and thereafter diligently prosecutes the same to completion; or

13.1.4 The entry of an order for relief under Federal Bankruptcy Code as to the Company or entry of any order appointing a receiver or trustee for the Company or approving a petition in reorganization or other similar relief under bankruptcy or similar laws in the United States of America or any other competent jurisdiction, and if such order, if involuntary, is not satisfied or withdrawn within sixty (60) days after entry thereof; or the filing of a petition by the Company seeking any of the foregoing, or consenting thereto; or the filing of a petition to take advantage of any debtor’s act; or making a general assignment for the benefit of creditors; or admitting in writing inability to pay debts as they mature.

13.2 Acceleration. Upon any Event of Default (in addition to any other rights or remedies provided for under this Note), at the option of Holder, all sums evidenced hereby, including all principal, Interest, fees and all other amounts due hereunder, shall become immediately due and payable. If an Event of Default in the payment of principal or Interest should occur and be continuing with respect to the Note, Holder may declare the principal, Interest, fees and all other amounts due hereunder to be immediately due and payable.

13.3 Notice by Company. Upon the happening of any Event of Default specified in this paragraph that is not cured within the respective periods prescribed above, the Company will give prompt written notice thereof to Holder of this Note.

13.4 No Waiver. Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, or in the event of continuance of any existing Event of Default after demand or performance thereof.

13.5 Default Interest and Fees. Default Interest will accrue on an unpaid principal or Interest due hereunder at the rate of sixteen percent (16%) per annum upon the occurrence of any Event of Default until the Event of Default is cured. Default Interest shall be payable monthly basis commencing thirty (30) days after the Default Interest has begun accruing. Default Interest will be computed on a three hundred sixty-five (365) day year.

14. Assignment, Transfer or Loss of the Note.

14.1 Holder may not assign, transfer, hypothecate or sell all or any part of this Note or in any way alienate or encumber the Note without the express written consent of the Company, the granting or denial of which shall be within the absolute discretion of the Company; provided, however, the Holder may assign all or any portion of this Note to any of its Affiliates. Any attempt to effect such transfer without the consent of the Company shall be null and void. The Company has not registered this Note under the Act or the applicable securities laws of any state in reliance on exemptions from registration. Such exemptions depend upon the investment intent of Holder at the time he acquires his Note. Holder is acquiring this Note for his own account for investment purposes only and not with a view toward distribution or resale of such Note within the meaning of the Act and the applicable securities laws of any state. The Company shall be under no duty to register the Note or to comply with an exemption in connection with the sale, transfer or other disposition under the applicable laws and regulations of the Act or the applicable securities laws of any state. The Company may require Holder to provide, at his expense, an opinion of counsel satisfactory to the Company to the effect that any proposed transfer or other assignment of the Note will not result in a violation of the applicable federal or state securities laws or any other applicable federal or state laws or regulations.

14.2 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by the original Noteholder, of an indemnity agreement reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Note to the Company at is principal office for cancellation, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated the date to which interest hereunder shall have been paid on such lost, stolen, destroyed or mutilated Note.

14.3 Subject to Subparagraph 9.1 above, Holder may, at his option, either in person or by duly authorized attorney, surrender this Note for registration of transfer at the principal office of the Company and, upon payment of any expenses associated with the transfer, receive in exchange therefor a Note or Notes, dated as of the date to which interest has been paid on the Note so surrendered, each in the principal amount of $1,000 or any multiple thereof, for the same aggregate unpaid principal amount as the Note so surrendered and registered as payable to such person or persons as may be designated by Holder. Every Note surrendered for registration of transfer shall be duly endorsed or shall be accompanied by a written instrument of transfer duly executed by Holder or his attorney duly authorized in writing. Every Note, so made and delivered by the Company in exchange for any Note surrendered, shall in all other respects be in the same form and have the same terms as the Note surrendered. No transfer of any Note shall be valid unless made in such manner at the principal office of the Company.

14.4 The Company may treat the person in whose name this Note is registered as the owner and Holder of this Note for the purpose of receiving payment of all principal of and all Interest on this Note, and for all other purposes whatsoever, whether or not such Note shall be overdue and, except for transfers effected in accordance with this subparagraph, the Company shall not be affected by notice to the contrary.

15. Notices. All notices provided for herein shall be validly given if in writing and delivered personally or sent by certified mail, postage prepaid, or sent via an express delivery service, such as Federal Express or United Parcel Service, to the office of the Company or such other address as the Company may from time to time designate in writing sent by certified mail, postage prepaid, to Holder at his address set forth below or such other address as Holder may from time to time designate in writing to the Company by certified mail, postage prepaid or otherwise as designated in writing by Holder.

16. Usury. All Interest, Default Interest, fees, charges, goods, things in action or any other sums or things of value, or other contractual obligations (collectively, the “Additional Sums”) paid by the Company hereunder, whether pursuant to this Note or otherwise, with respect to the Indebtedness evidenced hereby, or any other document or instrument in any way pertaining to the Indebtedness, which, under the laws of the State of Delaware may be deemed to be Interest with respect to such loan or Indebtedness, shall, for the purpose of any laws of the State of Delaware, which may limit the maximum amount of Interest to be charged with respect to such loan or Indebtedness, be payable by the Company as, and shall be deemed to be, Interest and for such purposes only, the agreed upon and contracted rate of Interest shall be deemed to be increased by the Additional Sums. Notwithstanding any provision of this Note to the contrary, the total liability for payments in the nature of Interest under this Note shall not exceed the limits imposed by applicable law. The Company shall not assert a claim, and shall actively resist any attempts to compel it to assert a claim, respecting a benefit under any present or future usury laws against any Holder of this Note.

17. Binding Effect. This Note shall be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and permitted assigns.

18. Collection Fees. The Company shall pay all costs of collection, including reasonable attorneys’ fees and all costs of suit and preparation for such suit (and whether at trial or appellate level), in the event the unpaid principal amount of this Note, or any payment of Interest is not paid when due, or in the event Holder is made party to any litigation because of the existence of the Indebtedness evidenced by this Note, or if at any time Holder should incur any attorneys’ fees in any proceeding under the Federal Bankruptcy Code (or other similar laws for the protection of debtors generally) in order to collect any Indebtedness hereunder or to preserve, protect or realize upon any security for, or guarantee or surety of, such Indebtedness whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a bankruptcy court or other legal proceedings.

19. Construction. This Note shall be governed as to its validity, interpretation, construction, effect and in all other respects by and in accordance with the laws and interpretations thereof of the State of Delaware. Unless the context otherwise requires, the use of terms in singular and masculine form shall include in all instances singular and plural number and masculine, feminine and neuter gender.

20. Severability. In the event any one or more of the provisions contained in this Note or any future amendment hereto shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other agreement, and in lieu of each such invalid, illegal or unenforceable provision there shall be added automatically as a part of this Note a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

21. Entire Agreement. This Note represents the entire agreement and understanding between the parties concerning the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

22. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Kansas City, Kansas for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, or in any manner arising in connection with or related to the transactions contemplated hereby or involving the parties hereto whether at law or equity and under any contract, tort or any other claim whatsoever and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing or faxing a copy thereof to such party at the address for such notices as listed in this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

23. Representations and Warranties to Survive Closing. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Note and the issuance of any Conversion Shares upon the conversion hereof.

24. Headings. The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

25. Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

“Capital Stock” means, with respect to any Person, any and all shares, interests, equity participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

“GAAP” means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

“Holder” means a Person in whose name a Note is registered on the Company’s books.

“Indebtedness” means, without duplication, with respect to any Person, (a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof); (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business); (iv) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a capitalized lease obligation under GAAP; or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under interest rate swap obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability; (d) Indebtedness (as otherwise defined in this definition) of another Person secured by lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a board resolution; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d) or this clause (e), whether or not between or among the same parties.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Issue Date” means the date on which the Note is originally issued.

“Maturity Date” means January 06, 2015, or a later date if the original Maturity Date is extended by the Company under the terms of this Note.

“Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

A “subsidiary” of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than fifty percent (50%) of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of directors or other governing body of such Person.

“Subsidiary” means any subsidiary of the Company.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency to vote in the election of members of the Board of Directors or other governing body of such Person.

26. Miscellaneous. Except as otherwise provided herein, the Company waives demand, diligence, presentment for payment and protest, notice of extension, dishonor, maturity and protest. Time is of the essence with respect to the performance of each and every covenant, condition, term and provision hereof. This Note may be executed by facsimile signature, which signature shall be deemed to be binding upon the Company.

IN WITNESS WHEREOF, this Note has been issued on the 7th day of January, 2014.

INFINITY ENERGY RESOURCES, INC.

By	/s/ Stanton E. Ross
Stanton E. Ross
Its	President and Chief Executive Officer

Mailing Address of Holder:

Jock V. Wright

Mailing Address of Company:
Infinity Energy Resources, Inc.
11900 College Blvd.
Suite 310
Overland Park, Kansas 66210

EXHIBIT A

CONVERSION NOTICE

(To be signed only upon conversion of this Note)

TO: INFINITY ENERGY RESOURCES, INC.

The undersigned, the registered holder of the Convertible Note (the “Note”) of INFINITY ENERGY RESOURCES, INC. (the “Company”), hereby surrenders the Note for conversion into shares of Common Stock of the Company (the “Common Stock”) to the extent of $_______ unpaid principal amount of the Note and $_______ unpaid accrued Interest due under the Note, all in accordance with the provisions of such Note. The undersigned requests (i) that a certificate representing shares of Common Stock, bearing the appropriate legends, be issued to the undersigned, and (ii) if the unpaid principal amount so converted is less than the entire unpaid principal amount of the Note, that a new substitute note representing the portion of said unpaid principal amount that is not so converted be issued in accordance with the provisions of the Note.

(Signature and name of the registered holder)

Print Name

Dated:

This warrant and the securities issuable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Company the registration is not required.

No. of Shares:	25,000	Issue Date:	January 7, 2014
Exercise Price:	$1.50	Expiration Date:	January 7, 2019

INFINITY ENERGY RESOURCES, INC.

Common Stock Purchase Warrant

INFINITY ENERGY RESOURCES, INC. (the “Company”), a Delaware corporation, hereby certifies that, for value received of $0.001 per Warrant, Jock V. Wright or registered assigns (the “Holder”), is entitled, subject to the terms set forth below, at any time, or from time to time, after the date hereof and before the Expiration Date (as defined below), to purchase from the Company Twenty Five Thousand (25,000) shares (the “Shares”) of common stock, $0.001 par value (the “Common Stock”), of the Company at a price of One Dollar and Fifty Cents ($1.50) per Share. The purchase price per Share, as adjusted from time to time pursuant to the provisions of this Warrant, is referred to as the “Exercise Price.” The Company is issuing this Warrant in connection with an 8% Promissory Note in the principal amount of $25,000 (the “Note”) issued to the Holder by the Company.

1. Term of the Warrant.

1.1 Time of Exercise. Subject to the provisions of Sections 1.5, “Transfer and Assignment,” and 3.1, “Registration and Legends,” this Warrant may be exercised at any time and from time to time after 9:00 a.m., local time, on January 07, 2014 (the “Exercise Commencement Date”), but no later than 5:00 p.m., local time, January 07, 2019 (the “Expiration Date”), at which point it shall become void and all rights under this Warrant shall cease.

1.2 Manner of Exercise. Subject to the provisions of Section 1.4, “Holder as Owner,” the Holder may exercise this Warrant in whole or in part on the date hereof or by presentation and surrender thereof to the Company at its principal executive office or at the office of its stock transfer agent, if any, the subscription form annexed hereto (the “Subscription Form”) duly executed and accompanied by payment as follows:

1.2.1 in cash or by certified or official bank check, payable to the order of the Company, in the amount equal to the Exercise Price multiplied by the number of Shares specified in such form, together with all taxes applicable upon such exercise;

1.2.2 by surrendering to the Company that number of Shares owned by the Holder whose value is equal to the Exercise Price multiplied by the number of Shares specified in the Subscription Form;

1.2.3 by surrendering the right to acquire a number of Shares having an aggregate value such that the amount by which the aggregate value of such Shares exceeds the aggregate Exercise Price is equal to the Exercise Price;

1.2.4 any combination of the foregoing; or

1.2.5 any other manner acceptable to the Company.

For purposes of surrendering Shares to satisfy the Exercise Price, the value of the Shares shall be equal to the current market price for Common Stock (the “Market Price”) on the relevant date of such exercise of this Warrant from time to time (the “Exercise Date”).

Y (A - B)
X =	A

Where

X —	The number of Shares to be issued to the Holder.

Y —	The number of Shares purchasable under this Warrant.

A —	The Market Price of one Share.

B —	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 1, the Market Price of a Share shall mean the average of the closing bid and asked prices of Shares quoted on the Nasdaq Capital Market or in the over-the-counter market in which the Shares are traded or the closing sale price quoted on any exchange on which the Shares are listed, whichever is applicable, for the ten (10) trading days prior to the date of determination of Market Price (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market or on an exchange, the Market Price shall be the price per Share at which the Company sold Common Stock previous to the date of exercise.

1.2.6 Upon receipt of this Warrant, with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates or other evidence of ownership for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such documents to the Holder or its nominee.

1.2.7 If the Holder exercises this Warrant with respect to fewer than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

1.2.8 The Company covenants and agrees that it will pay when due and payable any and all transfer taxes which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any transfer or other tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax, the Company shall not be required to issue such Shares.

1.2.9 The Company shall, at the time of any exercise of all or part of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holders shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligations of the Company to afford to such Holder any such rights.

1.3 Exchange of Warrant. This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to split-up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchanged, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange that will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants. The term “Warrant” as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

1.4 Holder as Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Irrespective of the date of issue and delivery of certificates for any Shares issuable upon the exercise of the Warrant, each person in whose name any such certificate is issued shall be deemed to have become the holder of record of the Shares represented thereby on the date on which all or a portion of the Warrant surrendered in connection with the subscription therefor was surrendered and payment of the Exercise Price was tendered. No surrender of all or a portion of the Warrant on any date when the stock transfer books of the Company are closed, however, shall be effective to constitute the person or persons entitled to receive Shares upon such surrender as the record holder of such Shares on such date, but such person or persons shall be constituted the record holder or holders of such Shares at the close of business on the next succeeding date on which the stock transfer books are opened. Each person holding any Shares received upon exercise of Warrant shall be entitled to receive only dividends or distributions payable to holders of record on or after the date on which such person shall be deemed to have become the holder of record of such Shares.

1.5 Transfer and Assignment. This Warrant may not be sold, hypothecated, exercised, assigned or transferred except in accordance with and subject to the provisions of the Securities Act of 1933, as amended (“Act”).

1.6 Method for Assignment. Any assignment permitted under this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee designated in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation thereof at the corporate office of the Company together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

1.7 Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or consent or receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

1.7.1 The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

1.7.2 The Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

1.7.3 There shall be proposed any capital reorganization or reclassification of the Common Stock, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another entity; or

1.7.4 There shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than thirty (30) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken to determine the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate). Without limiting the obligation of the Company to provide notice to the holder of actions hereunder, the failure of the Company to give notice shall not invalidate such action of the Company.

1.8 Lost Warrant Certificate(s). Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction of reasonably satisfactory indemnification, including a surety bond if required by the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will cause to be executed and delivered a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

1.9 Covenants of the Company. The Company covenants and agrees as follows:

1.9.1 At all times it shall reserve and keep available for the exercise of this Warrant into Common Stock such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant into Common Stock; and

1.9.2 All Shares issued upon exercise of the Warrant shall be duly authorized, validly issued and outstanding, fully-paid and non-assessable.

2.	Adjustment of the Exercise Price and Number of Shares Purchasable Upon Exercise

2.1 Default in Payment of the Note. If the Company fails to pay the Note when due whether on the Maturity Date or earlier acceleration thereof upon the occurrence of an Event of Default, as such terms are defined in the Note, without any action on the part of the Company or the Holder, the Exercise Price shall automatically be reduced to Fifty Cents ($0.50) per Share.

2.2 Recapitalization. The number of Shares purchasable on exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time in the event that the Company shall: (i) pay a dividend in, or make a distribution of, shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its stockholders. In any such case, the total number of shares purchasable on exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive, at the same aggregate purchase price, the number of shares of Common Stock that the Holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence (or applicable record date) of such event. An adjustment made pursuant to this Section 2 shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of any adjustment pursuant to this Section 2, the Holder shall become entitled to receive shares of two or more classes of series of securities of the Company, the Board of Directors of the Company shall equitably determine the allocation of the adjusted purchase price between or among shares or other units of such classes or series and shall notify the Holder of such allocation.

2.3 Merger or Consolidation. In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the Holder, on exercise of this Warrant as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer, shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto. In such case, the terms of this Warrant shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Warrant after such consummation and as an exchange for a larger or smaller number of shares, as the case may be.

2.4 Notice of Dissolution or Liquidation. Except as otherwise provided in Section 2.3, “Merger or Consolidation,” in the case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, or in the case of the dissolution, liquidation or winding-up of the Company, all rights under this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) days prior to such termination date.

2.5 Statement of Adjustment. Any adjustment pursuant to the provisions of this Section 2 shall be made on the basis of the number of Shares which the Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the Exercise Price in effect immediately prior to the rise to such adjustment. Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of Shares that the Holder hereof shall be entitled to purchase hereunder and/or such new Exercise Price and shall prepare, retain on file and transmit to the Holder within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment.

2.6 No Fractional Shares. The Company shall not issue any fraction of a Share in connection with the exercise of this Warrant, and in any case where the Holder would, except for the provisions of this Section 2.6, be entitled under the terms of this Warrant to receive a fraction of a Share upon such exercise, the Company shall upon the exercise and receipt of the Exercise Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled. The Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a Share upon exercise hereof.

2.7 No Change in Form Required. The form of Warrant need not be changed because of any change pursuant to this Section 2 in the Exercise Price or in the number of Shares purchasable upon the exercise of a Warrant, may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrants initially issued pursuant to the Agreement.

3. Registration Under the Securities Act of 1933.

3.1 Registration and Legends. The Holder understands that (i) the Company has not registered the Warrant or the Shares under the Act, or the applicable securities laws of any state in reliance on exemptions from registration and (ii) such exemptions depend upon the Holder’s investment intent at the time the Holder acquires the Warrant or the Shares. The Holder therefore represents and warrants that it is acquiring the Warrant, and will acquire the Shares, for the Holder’s own account for investment and not with a view to distribution, assignment, resale or other transfer of the Warrant or the Shares. Because the Warrant and the Shares are not registered, the Holder is aware that the Holder must hold them indefinitely unless they are registered under the Act and any applicable securities laws or the Holder must obtain exemptions from such registration. Upon exercise, in part or in whole, of this Warrant, the Shares shall bear the following legend:

The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”) or any applicable state securities laws, and they may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Securities Act and under any applicable state securities laws, or an opinion of counsel, satisfactory to the Company, that an exemption from such registration is available.

3.2 No-Action Letter. The Company agrees that it will be satisfied that no post-effective amendment or new registration is required for the public sale of the Shares if it shall be presented with a letter from the Staff of the Securities and Exchange Commission (the “Commission”), stating in effect that, based upon stated facts which the Company shall have no reason to believe are not true in any material respect, the Staff will not recommend any action to the Commission if such Shares are offered and sold without delivery of a prospectus, and that, therefore, no Registration Statement under which such shares are to be registered is required to be filed.

3.3 Agreements. The agreements in this Section shall continue in effect regardless of the exercise and surrender of this Warrant.

4. Reservation of Shares. The Company shall at all times reserve, for the purpose of issuance on exercise of this Warrant such number of shares of Common Stock or such class or classes of capital stock or other securities as shall from time to time be sufficient to comply with this Warrant and the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized and unissued Common Stock or such other class or classes of capital stock or other securities to such number as shall be sufficient for that purpose.

5. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any parties hereto and the exercise, sale and purchase of this Warrant (and any other securities or property) issuable on exercise hereof.

6. Remedies. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance or compliance with any of the terms of this Warrant, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

7. Representations and Warranties by the Holder. The Holder, by its acceptance of this Warrant, represents and warrants to the Company as follows:

7.1 This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale;

7.2 The Holder understands that the Warrant and the Shares have not been registered under the Act or any applicable state securities laws by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or any applicable state securities laws or is exempted from such registration;

7.3 The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith;

7.4 The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant; and

7.5 The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

8. Other Matters.

8.1 Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

8.2 Notices. All notices or demands provided for in this Warrant shall be validly given if in writing and delivered personally, sent by certified mail, postage prepaid, or sent via an express delivery service, such as Federal Express or United Parcel Service, to one party by the other party to the address set forth in this Warrant or to such other address as each party may from time to time designate in writing. The Company’s address is:

Infinity Energy Resources, Inc.

11900 College Blvd., Suite 310

Overland Park, KS 66210

Attn: President

Holder’s address is set forth in the first paragraph of this Warrant.

8.3 Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware.

8.4 Parties Bound and Benefitted. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

8.5 Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of January 7, 2014.

INFINITY ENERGY RESOURCES, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Its:	President and Chief Executive Officer

INFINITY ENERGY RESOURCES, INC.

Assignment

FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers unto _________________________________________________________________________________________ the within Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint _________________________________ Attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

Dated:

Signed:

Print Name:

Subscription Form

Infinity Energy Resources, Inc.

11900 College Blvd., Suite 310
Overland Park, KS 66210

The undersigned hereby irrevocably subscribes for the purchase of ________________ shares of Common Stock (the “Shares”), pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering the purchase of the Shares, which should be delivered to the undersigned at the address stated below, and, if such number of Shares shall not be all of the Shares purchasable hereunder, then a new Warrant of like tenor for the balance of the remaining Shares purchasable under this Warrant be delivered to the undersigned at the address stated below.

The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such Shares, unless either (a) a registration statement, or post-effective amendment thereto, covering such Shares have been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, or (b) counsel to the Company satisfactory to the undersigned has rendered an opinion in writing and addressed to the Company that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) the Company may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from the Company that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) the Company may affix the legend set forth in Section 3.1 of this Warrant to the certificates for Shares hereby subscribed for, if such legend is applicable.

Dated:	Signed:

Address: